Assured Guaranty Ltd. Reports Results for Fourth Quarter 2015 and Full Year 2015

•
Net income was $429 million, or $3.03 per share, for fourth quarter 2015, compared with $532 million, or $3.28 per share, for fourth quarter 2014. Net income for FY 2015 was $1,056 million, or $7.08 per share, compared with FY 2014 net income of $1,088 million, or $6.26 per share.

•
Operating income[1] was $117 million, or $0.83 per share, for fourth quarter 2015, compared with $81 million, or $0.50 per share, for fourth quarter 2014. Operating income for FY 2015 was a record $699 million, or $4.69 per share, compared with FY 2014 operating income of $491 million, or $2.83 per share.

•	Operating shareholders' equity[1] per share and adjusted book value[1] per share reached new records of $43.11 and $61.18, respectively.

•	PVP[1] was $76 million for fourth quarter 2015, bringing FY 2015 PVP to $179 million, which is a 7% increase over FY 2014 PVP.

•
Share repurchases totaled $135 million, or 5.0 million shares, in fourth quarter 2015, and $555 million, or 21.0 million shares, in FY 2015. On February 24, 2016, the Board of Directors authorized an additional $250 million of share repurchases.

Hamilton, Bermuda, February 25, 2016 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended December 31, 2015 (fourth quarter 2015) and the year ended December 31, 2015 (FY 2015).

1 Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.
2 Diluted shares for generally accepted accounting principles (GAAP) net income and non-GAAP operating income were the same.

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income	$429	$532	$1,056	$1,088
Operating income[1]	117	81	699	491

Net income per diluted share	$3.03	$3.28	$7.08	$6.26
Operating income[1] per diluted share	0.83	0.50	4.69	2.83

Diluted shares[2]	141.5	162.3	149.0	173.6

PVP[1]	$76	$54	$179	$168
Gross par written	4,344	4,467	17,336	13,171

Summary Financial Results (continued)
(in millions, except per share amounts)

	As of
	December 31, 2015		December 31, 2014
	Amount	Per Share	Amount	Per Share
Shareholders' equity	$6,063	$43.96	$5,758	$36.37
Operating shareholders' equity[1]	5,946	43.11	5,933	37.48
Adjusted book value[1]	8,439	61.18	8,495	53.66

Common shares outstanding	137.9		158.3
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

“Assured Guaranty completed another successful year with record operating income, while we also further strengthened our balance sheet, reduced insured leverage, and continued to optimize our capital structure," said Dominic Frederico, President and Chief Executive Officer. "Additionally, we saw continued growth in demand for our core product, municipal bond insurance.  Considering the near-record low interest-rate environment, we are confident this increased demand signals renewed market recognition of Assured Guaranty’s value proposition, financial strength and proven business model.”

Fourth Quarter Results

GAAP Financial Information

Net income for fourth quarter 2015 was $429 million, a decrease of 19% compared with net income of $532 million for the three-month period ended December 31, 2014 (fourth quarter 2014). The decrease was primarily attributable to lower fair value gains on credit derivatives, as well as higher loss and loss adjustment expenses (LAE), offset in part by higher net earned premiums and lower realized losses on investments.

Fair value gains on credit derivatives were $428 million in fourth quarter 2015, mainly driven by the settlement and termination of several credit derivative transactions with the last significant provider of representations and warranties (R&W) that the Company was actively pursuing, as well as the termination of credit derivatives referencing a distressed middle market collateralized loan obligation (CLO) and a commercial mortgage backed securitization (CMBS). Fair value gains on credit derivatives in fourth quarter 2014 were $676 million, resulting primarily from the negotiated termination of three credit derivative transactions in connection with an R&W settlement agreement and a change in the index used to calculate the fair value of certain U.S. residential mortgage-backed securities (RMBS) classes. Except for credit impairment, the fair value adjustments on credit derivatives are noneconomic adjustments that reverse to zero over the remaining term of the credit derivative portfolio.

Loss and LAE was $106 million in fourth quarter 2015 due primarily to changes in loss reserves on certain Puerto Rico and second-lien RMBS exposures, while loss and LAE in fourth quarter 2014 was $72 million due primarily to losses on certain Puerto Rico exposures and Triple-X life insurance securitization transactions, offset in part by benefits in RMBS due to an R&W settlement.

Net earned premiums were $192 million in fourth quarter 2015, compared with $158 million in fourth quarter 2014. The increase is due primarily to higher accelerations and the contribution from the acquired Radian Asset Assurance Inc. (Radian Asset) portfolio, which offset lower scheduled net earned premiums due to the amortization of the legacy book of business.

Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	December 31,
	2015	2014
Revenues:
Net earned premiums	$192	$158
Net investment income	112	102
Net realized investment gains (losses)	(6)	(35)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(53)	3
Net unrealized gains (losses)	481	673
Net change in fair value of credit derivatives	428	676
Fair value gains (losses) on committed capital securities (CCS)	17	0
Fair value gains (losses) on financial guaranty variable interest entities (FG VIEs)	38	23
Other income (loss)	(6)	(3)
Total revenues	775	921

Expenses:
Loss and LAE	106	72
Amortization of deferred acquisition costs	5	13
Interest expense	25	25
Other operating expenses	55	55
Total expenses	191	165

Income (loss) before income taxes	584	756
Provision (benefit) for income taxes	155	224
Net income (loss)	$429	$532

Economic Loss Development

Economic loss development in fourth quarter 2015 was $133 million, which was mainly driven by development in the public finance sector of $84 million comprising mostly losses on certain Puerto Rico exposures. Economic loss development in U.S. RMBS of $22 million was driven by collateral deterioration on home equity lines of credit (HELOC) transactions with mortgages at the end of their interest-only payment periods. For the other structured finance sector, economic loss development of $27 million was due primarily to the purchase of notes issued by a distressed middle market CLO and termination of the related credit derivative referencing the CLO.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of September 30, 2015	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2015

Public finance	$730	$84	$(5)	$809
U.S. RMBS:
Before R&W benefit	533	3	(48)	488
R&W benefit	(198)	19	100	(79)
U.S. RMBS	335	22	52	409
Other structured finance	242	27	(96)	173
Total	$1,307	$133	$(49)	$1,391
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under GAAP.

New Business Production

New Business Production
(in millions)

	Quarter Ended December 31,
	2015		2014
	PVP(1)	Gross Par Written	PVP(1)	Gross Par Written

Public finance - U.S.	$45	$3,652	$38	$4,067
Public finance - non-U.S.	27	567	—	—
Structured finance - U.S.	3	66	16	400
Structured finance - non-U.S.	1	59	—	—
Total	$76	$4,344	$54	$4,467
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

U.S. public finance PVP increased 18% compared with fourth quarter 2014. During fourth quarter 2015, Assured Guaranty once again guaranteed the majority of insured par issued. The average rating of new business written in the U.S. public finance sector in fourth quarter 2015 was A-. Outside the U.S., public finance PVP increased due to an increase in European infrastructure transactions.

Other Non-GAAP Financial Measures

Operating income was $117 million in fourth quarter 2015, compared with operating income of $81 million in fourth quarter 2014. The increase in operating income was due primarily to higher financial guaranty insurance premium and credit derivative revenue accelerations from refundings and terminations, and the contribution from the acquired Radian Asset portfolio, which is offset, in part, by a decline in scheduled revenues due to the amortization of the legacy book of business. Net investment income was also higher due, in part, to non-recurring income on certain loss mitigation securities. These increases were partially offset by lower R&W settlement benefits in fourth quarter 2015 compared with fourth quarter 2014.

Operating shareholders' equity per share and adjusted book value per share increased in fourth quarter 2015 due primarily to the Company's repurchase of its common shares. See "Common Share Repurchases" below.

On an operating basis, credit derivative contracts and FG VIEs are accounted for as financial guaranty insurance. See "Explanation of Non-GAAP Financial Measures" below.

Year-to-Date Results

GAAP Financial Information

Net income was $1,056 million for FY 2015, compared with $1,088 million for the year ended December 31, 2014 (FY 2014). The decrease in net income was primarily due to changes in loss reserves attributable to Puerto Rico, lower R&W benefits and lower fair value gains in FG VIEs and credit derivatives. These increases were mostly offset by the bargain purchase gain and settlement of pre-existing relationships from the acquisition of Radian Asset and higher net earned premiums due to refundings and terminations.

Consolidated Statements of Operations (unaudited)
(in millions)

	Year Ended
	December 31,
	2015	2014
Revenues:
Net earned premiums	$766	$570
Net investment income	423	403
Net realized investment gains (losses)	(26)	(60)
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(18)	23
Net unrealized gains (losses)	746	800
Net change in fair value of credit derivatives	728	823
Fair value gains (losses) on CCS	27	(11)
Fair value gains (losses) on FG VIEs	38	255
Bargain purchase gain and settlement of pre-existing relationships	214	—
Other income (loss)	37	14
Total revenues	2,207	1,994

Expenses:
Loss and LAE	424	126
Amortization of deferred acquisition costs	20	25
Interest expense	101	92
Other operating expenses	231	220
Total expenses	776	463

Income (loss) before income taxes	1,431	1,531
Provision (benefit) for income taxes	375	443
Net income (loss)	$1,056	$1,088

Economic Loss Development

Economic loss development for FY 2015 was $319 million, which was driven mainly by changes in expected losses on various Puerto Rico exposures. In the U.S RMBS sector, there was an economic benefit of $82 million due mainly to the acceleration of claim payments as a means of mitigating future losses and settlement with the last significant provider of R&W that the Company was actively pursuing, partially offset by loss development in HELOCs.

Roll Forward of Net Expected Loss to be Paid
(in millions)

	Net Expected Loss to be Paid (Recovered) as of December 31, 2014	Expected Losses to be Paid (Recovered) on Radian Asset Portfolio as of April 1, 2015	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of December 31, 2015

Public finance	$348	$85	$405	$(29)	$809
U.S. RMBS:
Before R&W benefit	901	6	(149)	(270)	488
R&W benefit	(317)	(2)	67	173	(79)
U.S. RMBS	584	4	(82)	(97)	409
Other structured finance	237	101	(4)	(161)	173
Total	$1,169	$190	$319	$(287)	$1,391

New Business Production

New Business Production
(in millions)

	Year Ended December 31,
	2015		2014
	PVP(1)	Gross Par Written	PVP(1)	Gross Par Written

Public finance - U.S.	$124	$16,377	$128	$12,275
Public finance - non - U.S.	27	567	7	128
Structured finance - U.S.	22	327	24	418
Structured finance - non-U.S.	6	65	9	350
Total	$179	$17,336	$168	$13,171
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

For FY 2015 compared with FY 2014, excluding business written in 2014 as part of the restructuring of Detroit's water and sewer bonds, the Company's U.S. public finance PVP increased, primarily due to higher issuance and greater bond insurance penetration in the U.S. public finance market. Issuance for FY 2015 in the U.S. public finance market increased approximately 20% compared with FY 2014, primarily driven by refundings. Insured municipal par for the same period was up 36% and represented a 6.7% market penetration, compared with 5.9% in 2014. Assured Guaranty wrote 60% of the total insured par and 54% of the total number of new issues in 2015.

Other Non-GAAP Financial Measures

Operating income for FY 2015 was a record $699 million, compared with operating income for FY 2014 of $491 million. The increase in operating income was primarily due to the bargain purchase gain and settlement of pre-existing relationships of $249 million in connection with the Radian Asset acquisition, and higher financial guaranty insurance premiums and credit derivative revenues, offset in part by changes in loss reserves on certain Puerto Rico exposures and lower R&W benefits. Financial guaranty insurance premiums and credit derivative revenues in FY 2015 were $994 million, which is higher than FY 2014 of $675 million, primarily due to higher refundings and terminations and the contribution from the Radian Asset portfolio, which offset the lower financial guaranty insurance premiums and credit derivative revenues attributable to the amortization of the legacy book of business.

Common Share Repurchases

In February 2016, the Company exhausted its remaining common share repurchase authorization and on February 24, 2016, the Board of Directors approved an incremental $250 million share repurchase authorization.

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price per Share

2013	$264	12.5	$21.12
2014	590	24.4	24.17
2015	555	21.0	26.43
Cumulative as of December 31, 2015	$1,409	57.9	24.33

Share repurchases since the beginning of 2013 contributed $1.56 to FY 2015 net income per share, and $0.98 to FY 2015 operating income per share. As of December 31, 2015, these share repurchases accounted for an increase of $5.75 in book value per share, $5.49 in operating shareholders' equity per share, and $10.83 in adjusted book value per share.

As in the past, the Company's execution of its share repurchases is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	December 31, 2015	December 31, 2014
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,627	$10,491
Short-term investments, at fair value	396	767
Other invested assets	169	126
Total investment portfolio	11,192	11,384

Cash	166	75
Premiums receivable, net of commissions payable	693	729
Ceded unearned premium reserve	232	381
Deferred acquisition costs	114	121
Reinsurance recoverable on unpaid losses	69	78
Salvage and subrogation recoverable	126	151
Credit derivative assets	81	68
Deferred tax asset, net	276	260
Current income tax receivable	40	—
FG VIE assets, at fair value	1,261	1,402
Other assets	294	270
Total assets	$14,544	$14,919

Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,996	$4,261
Loss and LAE reserve	1,067	799
Reinsurance balances payable, net	51	107
Long-term debt	1,300	1,297
Credit derivative liabilities	446	963
Current income tax payable	—	5
FG VIE liabilities with recourse, at fair value	1,225	1,277
FG VIE liabilities without recourse, at fair value	124	142
Other liabilities	272	310
Total liabilities	8,481	9,161

Shareholders' equity
Common stock	1	2
Additional paid-in capital	1,342	1,887
Retained earnings	4,478	3,494
Accumulated other comprehensive income	237	370
Deferred equity compensation	5	5
Total shareholders' equity	6,063	5,758
Total liabilities and shareholders' equity	$14,544	$14,919

Explanation of Non-GAAP Financial Measures

The Company references financial measures that are not in accordance with GAAP. Management and the Board of Directors utilize non-GAAP financial measures in evaluating the Company's financial performance. By providing these non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to the same information that management reviews internally. In addition, Assured Guaranty's presentation of non-GAAP financial measures is consistent with how analysts calculate their estimates of Assured Guaranty's financial results in their research reports on Assured Guaranty and with how investors, analysts and the financial news media evaluate Assured Guaranty's financial results.

The following paragraphs and tables define each non-GAAP financial measure, describe why it is useful and provides reconciliations to the most comparable GAAP financial measure. Non-GAAP financial measures should not be viewed as substitutes for their most directly comparable GAAP measures.

Operating Income

Management believes that operating income is a useful measure because it clarifies the understanding of the underwriting results of the Company's financial guaranty business, and also includes financing costs and net investment income, and enables investors and analysts to evaluate the Company's financial results as compared with the consensus analyst estimates distributed publicly by financial databases. Operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the after-tax realized gains (losses) on the Company's investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company's discretion and influenced by market opportunities, as well as the Company's tax and capital profile. Trends in the underlying profitability of the Company's business can be more clearly identified without the fluctuating effects of these transactions.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss. Additionally, such adjustments present all financial guaranty contracts on a more consistent basis of accounting, whether or not they are subject to derivative accounting rules.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves. Long-dated receivables constitute a significant portion of the net premium receivable balance and represent the present value of future contractual or expected collections. Therefore, the current period's foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income (1)
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income (loss)	$429	$532	$1,056	$1,088
Less after-tax adjustments:
Realized gains (losses) on investments	(4)	(21)	(25)	(34)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	295	463	358	500
Fair value gains (losses) on CCS	10	0	17	(7)
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves	(3)	(7)	(10)	(15)
Effect of consolidating FG VIEs	14	16	17	153
Operating income	$117	$81	$699	$491
________________________________________________

(1)	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Detailed Reconciliation of GAAP Net Income
to Non-GAAP Operating Income (1)
(in millions, except per share amounts)

	Quarter Ended December 31, 2015			Quarter Ended December 31, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$192	$(5)	$197	$158	$(5)	$163
Net investment income	112	(21)	133	102	4	98
Net realized investment gains (losses)	(6)	(6)	0	(35)	(35)	0
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(53)	(53)	—	3	3	—
Net unrealized gains (losses)	481	469	12	673	673	—
Credit derivative revenues	—	(115)	115	—	(15)	15
Net change in fair value of credit derivatives	428	301	127	676	661	15
Fair value gains (losses) on CCS	17	17	—	0	0	—
Fair value gains (losses) on FG VIEs	38	38	—	23	23	—
Other income (loss)	(6)	(4)	(2)	(3)	(5)	2
Total revenues	775	320	455	921	643	278

Expenses:
Loss and LAE:
Financial guaranty insurance	106	(11)	117	72	(9)	81
Credit derivatives	—	(97)	97	—	29	(29)
Amortization of deferred acquisition costs	5	—	5	13	—	13
Interest expense	25	—	25	25	—	25
Other operating expenses	55	1	54	55	—	55
Total expenses	191	(107)	298	165	20	145

Income (loss) before income taxes	584	427	157	756	623	133
Provision (benefit) for income taxes	155	115	40	224	172	52
Income (loss)	$429	$312	$117	$532	$451	$81

Diluted shares	141.5		141.5	162.3		162.3

Earnings per share, diluted	$3.03		$0.83	$3.28		$0.50
________________________________________________

(1)	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Detailed Reconciliation of GAAP Net Income
to Non-GAAP Operating Income (1)
(in millions, except per share amounts)

	Year Ended December 31, 2015			Year Ended December 31, 2014
	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components	GAAP Income Statement Line Items As Reported	Less: Operating Income Adjustments	Non-GAAP Operating Income Components
Revenues:
Net earned premiums	$766	$(21)	$787	$570	$(32)	$602
Net investment income	423	(25)	448	403	7	396
Net realized investment gains (losses)	(26)	(26)	—	(60)	(63)	3
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	(18)	(18)	—	23	23	—
Net unrealized gains (losses)	746	737	9	800	800	—
Credit derivative revenues	—	(207)	207	—	(73)	73
Net change in fair value of credit derivatives	728	512	216	823	750	73
Fair value gains (losses) on CCS	27	27	—	(11)	(11)	—
Fair value gains (losses) on FG VIEs	38	38	—	255	255	—
Bargain purchase gain and settlement of pre-existing relationships	214	(35)	249	—	—	—
Other income (loss)	37	(13)	50	14	(21)	35
Total revenues	2,207	457	1,750	1,994	885	1,109

Expenses:
Loss and LAE:
Financial guaranty insurance	424	(28)	452	126	(30)	156
Credit derivatives	—	(22)	22	—	77	(77)
Amortization of deferred acquisition costs	20	—	20	25	—	25
Interest expense	101	—	101	92	—	92
Other operating expenses	231	2	229	220	—	220
Total expenses	776	(48)	824	463	47	416

Income (loss) before income taxes	1,431	505	926	1,531	838	693
Provision (benefit) for income taxes	375	148	227	443	241	202
Income (loss)	$1,056	$357	$699	$1,088	$597	$491

Diluted shares	149.0		149.0	173.6		173.6

Earnings per share, diluted	$7.08		$4.69	$6.26		$2.83
_______________________________________________

(1)	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Adjusted Book Value and Operating Shareholders’ Equity

Management also uses adjusted book value to measure the intrinsic value of the Company, excluding franchise value. Growth in adjusted book value per share is one of the key financial measures used in determining the amount of certain long-term compensation to management and employees and used by rating agencies and investors.

Management believes that operating shareholders' equity is a useful measure because it presents the equity of Assured Guaranty Ltd. with all financial guaranty contracts accounted for on a more consistent basis and excludes fair value adjustments that are not expected to result in economic gain or loss. Many investors, analysts and financial news reporters use operating shareholders' equity as the principal financial measure for valuing Assured Guaranty Ltd.'s current share price or projected share price and also as the basis of their decision to recommend, buy or sell Assured Guaranty Ltd.'s common shares. Many of the Company's fixed income investors also use operating shareholders' equity to evaluate the Company's capital adequacy. Operating shareholders' equity is the basis of the calculation of adjusted book value (see below). Operating shareholders' equity is defined as shareholders' equity attributable to AGL, as reported under GAAP, adjusted for the following:

1)
Elimination of the effects of consolidating FG VIEs in order to present all financial guaranty contracts on a more consistent basis of accounting, whether or not GAAP requires consolidation. GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company even though the Company does not own such VIEs.

2)
Elimination of the after-tax non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount in excess of the present value of the expected estimated economic credit losses and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

3)
Elimination of the after-tax fair value gains (losses) on the Company's CCS. Such amounts are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

4)
Elimination of the after-tax unrealized gains (losses) on the Company's investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

Management believes that adjusted book value is a useful measure because it enables an evaluation of the net present value of the Company's in-force premiums and revenues in addition to operating shareholders' equity. The premiums and revenues included in adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors. Many investors, analysts and financial news reporters use adjusted book value to evaluate Assured Guaranty Ltd.'s share price and as the basis of their decision to recommend, buy or sell the Assured Guaranty

Ltd. common shares. Adjusted book value is operating shareholders' equity, as defined above, further adjusted for the following:

1)	Elimination of after-tax deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2)	Addition of the after-tax net present value of estimated net future credit derivative revenue. See below.

3)
Addition of the after-tax value of the unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

Net Present Value of Estimated Net Future Credit Derivative Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated credit derivative revenue. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company's credit derivative in-force book of business, net of reinsurance, ceding commissions and premium taxes for contracts without expected economic losses, and is discounted at 6%. Estimated net future credit derivative revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GAAP Shareholders' Equity to
Operating Shareholders' Equity (1) and Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	December 31, 2015	December 31, 2014

Shareholders' equity	$6,063	$5,758
Less after-tax adjustments:
Effect of consolidating FG VIEs	(23)	(44)
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(160)	(527)
Fair value gains (losses) on CCS	40	23
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	260	373
Operating shareholders' equity	5,946	5,933
After-tax adjustments:
Less: Deferred acquisition costs	147	156
Plus: Net present value of estimated net future credit derivative revenue	116	109
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	2,524	2,609
Adjusted book value	$8,439	$8,495

Shares outstanding at the end of the period	137.9	158.3

Per share:
Shareholders' equity	$43.96	$36.37
Operating shareholders' equity	43.11	37.48
Adjusted book value	61.18	53.66
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right,  whether in insurance or credit derivative contract form, which GAAP gross premiums written and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Revenues) do not adequately measure. PVP in respect of financial guaranty contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, in each case, discounted at 6%. For purposes of the PVP calculation, management discounts estimated future installment premiums on insurance contracts at 6%, while under GAAP, these amounts are discounted at a risk-free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future net earned or written premiums and Credit Derivative Revenues may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of PVP
to Gross Written Premiums (1)
(in millions)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Total PVP	$76	$54	$179	$168
Less: PVP of non-financial guaranty insurance	0	—	7	—
PVP of financial guaranty insurance	76	54	172	168
Less: Financial guaranty installment premium PVP	29	17	46	42
Total: Financial guaranty upfront gross written premiums	47	37	126	126
Plus: Installment gross written premiums and other GAAP adjustments(2)	40	(27)	55	(22)
Total gross written premiums	$87	$10	$181	$104
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2)
Includes present value of new business on installment policies, gross written premiums adjustment on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Friday, February 26, 2016. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available one hour after the conference call ends through May 25, 2016. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10080616.

Please refer to Assured Guaranty's December 31, 2015 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolios, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 4Q 2015,” which lists the U.S. public finance new issues insured by the Company in fourth quarter 2015, and

•	“Structured Finance Transactions at December 31, 2015,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “December 31, 2015 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates, Assured Guaranty’s loss experience, or its exposure to refinancing risk in transactions (which could result in substantial liquidity claims on its guarantees); the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risks and uncertainties that have not been identified at this time; management’s response to these factors; and other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of February 25, 2016, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@assuredguaranty.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@assuredguaranty.com